UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2014

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 17, 2014, Zhone Technologies, Inc. (the “Company”) issued a press release announcing its second quarter 2014 results. The information furnished in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer to Executive Chairman

On July 17, 2014, the Company issued a press release announcing that Morteza Ejabat, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”), resigned his position as President and Chief Executive Officer and was appointed by the Board to serve as Executive Chairman.

In connection with this transition, the Company entered into a third amended and restated employment agreement with Mr. Ejabat (the “Restated Ejabat Employment Agreement”). The amendment and restatement modifies Mr. Ejabat’s role, duties and compensation in light of his transition to Executive Chairman. The Restated Ejabat Employment Agreement has an initial term expiring on July 17, 2015 (“Term”), and on each anniversary thereof the Term will automatically be extended for one additional year unless either party delivers notice to the other party of its intention not to extend the Term. During the Term, Mr. Ejabat will serve as Executive Chairman of the Company, with such duties and responsibilities as are commensurate with the position, and will report directly to the Board. Pursuant to the Restated Ejabat Employment Agreement, Mr. Ejabat’s annual salary will be $50,000, and Mr. Ejabat will not be entitled to an annual bonus. In addition, on July 17, 2014, the Company will pay to Mr. Ejabat a one-time performance bonus in the amount of $1,650,000. Mr. Ejabat is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers, subject to his eligibility for participation pursuant to any plan terms.

Under the Restated Ejabat Employment Agreement, Mr. Ejabat will receive a lump sum payment in the amount of $825,000 in the event that his employment is terminated by the Company without “cause” or by Mr. Ejabat for “good reason” following a Change in Control (as defined in the Company’s Amended and Restated 2001 Stock Incentive Plan). For purposes of the Restated Ejabat Employment Agreement, “cause” is generally defined to include: (1) Mr. Ejabat’s willful or continued failure to substantially perform his duties with the Company, (2) Mr. Ejabat’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony, (3) Mr. Ejabat’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, (4) Mr. Ejabat’s willful and material breach of certain sections in the Restated Ejabat Employment Agreement pertaining to disclosure and assignment of inventions, confidentiality and nonsolicitation, or (5) Mr. Ejabat’s failure to cure the adverse effects of his willful and material breach of any of such sections of the amended and restated employment agreement within the required time. For purposes of the Restated Ejabat Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in Mr. Ejabat’s base compensation, (2) a material diminution in Mr. Ejabat’s authority, duties or responsibilities, (3) a material change in the geographic location at which Mr. Ejabat must perform his duties, or (4) any other action or inaction that constitutes a material breach by the Company of its obligations under the Restated Ejabat Employment Agreement.

The Restated Ejabat Employment Agreement also contains standard confidentiality, non-solicitation and non-compete provisions.

The foregoing description of the Restated Ejabat Employment Agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of President and Chief Executive Officer

The Company also announced that, effective July 17, 2014, the Board appointed James Norrod, 66, as the Company’s President and Chief Executive Officer, and as a member of the Board. A copy of the press release announcing Mr. Norrod’s appointment is attached hereto as Exhibit 99.2.

Prior to joining the Company, from January 2013 to December 2013, Mr. Norrod served as Chief Executive Officer of BigBelly Solar, a provider of innovative solar powered solutions for the management of waste and recycling. In addition, from October 2010 to January 2013, Mr. Norrod served as President and Chief Executive Officer of Infinite Power Solutions, a clean technology company focused on the development and manufacturing of micro-energy storage devices. From April 2005 to January 2010, Mr. Norrod served as President and Chief Executive Officer of Segway Inc., a company focused on the development and manufacturing of electric personal transportation products and technologies. Prior to joining Segway, Mr. Norrod held various Chief Executive Officer positions across the technology industry. Mr. Norrod holds a B.S. in Economics from Oakland University and an M.B.A. from the University of Detroit.

In connection with the commencement of his employment, the Company entered into an employment agreement with Mr. Norrod (the “Norrod Employment Agreement”). The Norrod Employment Agreement has an initial term expiring on July 17, 2016 (the “Term”). During the Term, Mr. Norrod will serve as President and Chief Executive Officer of the Company, with such duties and responsibilities as are commensurate with the position, and will report directly to the Board. In addition, during the Term, the Company will cause Mr. Norrod to be nominated to stand for election to the Board at any meeting of stockholders of the Company during which any such election is held and Mr. Norrod’s term as a director will expire if he is not reelected.

Mr. Norrod’s annual salary will be $400,000, and will be reviewed on at least an annual basis by the Board or the Compensation Committee of the Board. In addition, Mr. Norrod will be eligible to participate in a performance-based annual bonus program beginning in calendar year 2014, to be earned and paid quarterly in equal installments. Mr. Norrod’s target bonus will be equal to 100% of his annual salary. During the Term, the Company will pay for or reimburse Mr. Norrod for housing expenses in the San Francisco Bay Area, up to a maximum of $4,000 per month, as well as for up to two round-trip airline tickets per month to visit his family. Mr. Norrod is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers.

Pursuant to the terms of the Norrod Employment Agreement, in connection with being appointed President and Chief Executive Officer, on July 17, 2014, the Compensation Committee of the Board approved the grant to Mr. Norrod of an option to purchase 1,250,000 shares of the Company’s common stock (the “Stock Option”) as an “employment inducement” award granted to Mr. Norrod as a material inducement to his entering into employment with the Company, pursuant to NASDAQ rules. The Stock Option will be granted effective July 21, 2014. The Stock Option will have an exercise price per share equal to the closing price per share of the Company’s common stock on the date of grant. The Stock Option will vest over a four year vesting schedule as follows: 25% of the Stock Option will vest on the first anniversary of Mr. Norrod’s commencement of employment, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Norrod’s continued employment through each such vesting date. In addition, in the event Mr. Norrod’s employment is terminated by the Company for any reason other than by reason of Mr. Norrod’s death, disability, his termination for “cause” (as defined below) or expiration of the Term, or if Mr. Norrod resigns for “good reason” (as defined below) (together, a “Qualifying Termination”), in each case following a Change in Control (as defined in the Company’s Amended and Restated 2001 Stock Incentive Plan), the vesting and exercisability of 100% of the Stock Option shall accelerate on the date of such termination.

Under the Norrod Employment Agreement, in the event of a Qualifying Termination, Mr. Norrod will be entitled to receive a lump sum payment equal to his annual salary as in effect immediately prior to the date of termination.

For purposes of the Norrod Employment Agreement, “cause” is generally defined to include: (1) Mr. Norrod’s willful or continued failure to substantially perform his duties, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board consistent with the terms of the Norrod Employment Agreement, which failure continues for 15 days following Mr. Norrod’s receipt of written notice from the Board, (2) Mr. Norrod’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against the Company, (3) Mr. Norrod’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, or (4) Mr. Norrod’s willful and material breach of the Norrod Employment Agreement, which breach remains uncured for 15 days following his receipt of written notice by the Board. For purposes of the Norrod Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without Mr. Norrod’s consent: (1) a material diminution in Mr. Norrod’s base compensation, (2) a material diminution in Mr. Norrod’s authority, duties or responsibilities, (3) a material change in the geographic location at which Mr. Norrod must perform his duties, or (4) any other action or inaction that constitutes a material breach by the Company of its obligations under the Norrod Employment Agreement.

The Norrod Employment Agreement also contains standard confidentiality, non-solicitation and non-compete provisions.

The foregoing description of the Norrod Employment Agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Norrod and any other persons pursuant to which he was selected as an officer or director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Third Amended and Restated Employment Agreement dated as of July 17, 2014 by and between Zhone Technologies, Inc. and Morteza Ejabat
10.2	Employment Agreement dated as of July 17, 2014 by and between Zhone Technologies, Inc. and James Norrod
99.1	Press Release dated July 17, 2014 issued by Zhone Technologies, Inc. regarding results of operations
99.2	Press Release dated July 17, 2014 issued by Zhone Technologies, Inc. regarding appointment of James Norrod as Chief Executive Officer and Morteza Ejabat as Executive Chairman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Third Amended and Restated Employment Agreement dated as of July 17, 2014 by and between Zhone Technologies, Inc. and Morteza Ejabat
10.2	Employment Agreement dated as of July 17, 2014 by and between Zhone Technologies, Inc. and James Norrod
99.1	Press Release dated July 17, 2014 issued by Zhone Technologies, Inc. regarding results of operations
99.2	Press Release dated July 17, 2014 issued by Zhone Technologies, Inc. regarding appointment of James Norrod as Chief Executive Officer and Morteza Ejabat as Executive Chairman